Comparison of change in value of $10,000 investment in Dreyfus BASIC S&P 500 Stock Index Fund and the
Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:



           Dreyfus BASIC  Standard & Poor's 500
  PERIOD   S&P 500 Stock     Composite Stock
            Index Fund        Price Index *

  9/30/93     10,000             10,000
 10/31/93     10,230             10,207
 10/31/94     10,588             10,601
 10/31/95     13,314             13,401
 10/31/96     16,480             16,628
 10/31/97     21,732             21,965
 10/31/98     26,444             26,800
 10/31/99     33,144             33,676
 10/31/00     35,104             35,724
 10/31/01     26,298             26,854


* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Bond Market Index Fund BASIC shares and the Lehman Brothers Aggregate Bond Index

EXHIBIT A:

                 Dreyfus Bond
                 Market Index   Lehman Brothers
     PERIOD          Fund          Aggregate
                (BASIC shares)   Bond Index *

    11/30/93        10,000          10,000
    10/31/94        9,632           9,716
    10/31/95        11,116          11,237
    10/31/96        11,638          11,894
    10/31/97        12,623          12,951
    10/31/98        13,846          14,161
    10/31/99        13,887          14,236
    10/31/00        14,807          15,275
    10/31/01        16,917          17,498




* Source: Lipper Inc.



Comparison of change in value of $10,000 investment in Dreyfus Disciplined Stock Fund and the
Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                             Standard & Poor's 500
 PERIOD  Dreyfus Disciplined Composite Stock
            Stock Fund        Price Index *

10/31/91      10,000           10,000
10/31/92      11,006           10,995
10/31/93      12,927           12,634
10/31/94      13,292           13,122
10/31/95      16,525           16,588
10/31/96      20,679           20,582
10/31/97      27,363           27,189
10/31/98      32,392           33,173
10/31/99      40,169           41,685
10/31/00      42,935           44,219
10/31/01      31,502           33,240



* Source: Lipper Inc.



Comparison of change in value of $10,000 investment in Dreyfus Premier Balanced Fund Class R shares with the
Standard & Poor's 500 Composite Stock Price Index, the Lehman Brothers Intermediate Government / Credit
Bond Index and a Hybrid Index

EXHIBIT A:

                             Standard &     Lehman Brothers
          Dreyfus Premier    Poor's 500      Intermediate
  PERIOD   Balanced Fund   Composite Stock Government / Credit  Hybrid
          (Class R shares)  Price Index *     Bond Index *      Index *

 9/15/93      10,000          10,000           10,000           10,000
 10/31/93     10,180          10,128           10,068           10,104
 10/31/94     10,249          10,519            9,874           10,260
 10/31/95     12,449          13,297           11,112           12,400
 10/31/96     14,813          16,499           11,757           14,480
 10/31/97     18,599          21,795           12,638           17,703
 10/31/98     21,644          26,592           13,791           20,687
 10/31/99     24,838          33,416           13,927           23,954
 10/31/00     25,299          35,447           14,827           25,446
 10/31/01     21,142          26,648           16,939           23,106

* Source: Lipper Inc.



Comparison of change in value of $10,000 investment in Dreyfus Premier Large Company Stock Fund Class A shares and Class R shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

          Dreyfus Premier   Dreyfus Premier
            Large Company    Large Company   Standard & Poor's 500
 PERIOD      Stock Fund       Stock Fund      Composite Stock
          (Class A shares)  (Class R shares)   Price Index *

 9/2/94         9,425           10,000          10,000
10/31/94        9,378            9,950           9,975
10/31/95       11,554           12,286          12,609
10/31/96       14,311           15,257          15,646
10/31/97       18,892           20,192          20,668
10/31/98       22,641           24,250          25,217
10/31/99       28,043           30,109          31,688
10/31/00       29,950           32,245          33,614
10/31/01       21,898           23,637          25,268




* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus Premier Limited Term Income Fund Class R shares and the Lehman Brothers Aggregate Bond Index

EXHIBIT A:

         Dreyfus Premier
          Limited Term    Lehman Brothers
 PERIOD   Income Fund      Aggregate
         (Class R shares)  Bond Index *

10/31/91     10,000         10,000
10/31/92     10,911         10,983
10/31/93     11,929         12,287
10/31/94     11,635         11,836
10/31/95     13,044         13,688
10/31/96     13,712         14,489
10/31/97     14,821         15,777
10/31/98     16,157         17,250
10/31/99     16,011         17,342
10/31/00     17,065         18,608
10/31/01     19,457         21,317


* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus Premier Midcap Stock Fund Class R shares and the Standard & Poor's MidCap 400 Index

EXHIBIT A:

          Dreyfus Premier
               Midcap      Standard & Poor's
  PERIOD     Stock Fund        MidCap 400
          (Class R shares)      Index *

 11/12/93      10,000           10,000
 10/31/94       9,823           10,238
 10/31/95      12,139           12,409
 10/31/96      15,368           14,563
 10/31/97      21,343           19,320
 10/31/98      20,942           20,616
 10/31/99      24,594           24,960
 10/31/00      30,102           32,860
 10/31/01      25,419           28,767




* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus Premier Small Cap Value Fund Class A shares, Class B shares, Class C shares and Class R shares and the Russell 2000 Value Index

EXHIBIT A:



          Dreyfus Premier Dreyfus Premier  Dreyfus Premier  Dreyfus Premier
  PERIOD     Small Cap      Small Cap        Small Cap       Small Cap
            Value Fund      Value Fund       Value Fund      Value Fund      Russell 2000
         (Class A shares) (Class B shares) (Class C shares) (Class R shares) Value Index *

  4/1/98       9,427         10,000            10,000          10,000          10,000
 10/31/98      7,881          8,328             8,328           8,376           8,151
 10/31/99      8,039          8,432             8,440           8,566           8,210
 10/31/00      8,887          9,248             9,256           9,490           9,630
 10/31/01      9,202          9,227             9,520           9,859          10,472








* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus Premier Small Company Stock Fund Class A shares and Class R shares and the Russell 2500 Index

EXHIBIT A:

          Dreyfus Premier  Dreyfus Premier
           Small Company    Small Company
  PERIOD    Stock Fund       Stock Fund      Russell
          (Class A shares) (Class R shares) 2500 Index *

  9/2/94      9,425          10,000           10,000
 10/31/94     9,491          10,070            9,916
 10/31/95     12,368         13,162           12,037
 10/31/96     14,744         15,719           14,299
 10/31/97     19,275         20,597           18,463
 10/31/98     16,303         17,444           17,041
 10/31/99     17,902         19,204           20,108
 10/31/00     21,572         23,202           24,788
 10/31/01     18,758         20,230           21,771




*Source: The Frank Russell Company



Comparison of change in value of $10,000 investment in Dreyfus Premier Tax Managed Growth Fund Class A shares, Class B shares, Class C shares and Class T shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:


         Dreyfus Premier Dreyfus Premier  Dreyfus Premier  Dreyfus Premier    Standard &
 PERIOD    Tax Managed     Tax Managed     Tax Managed      Tax Managed       Poor's 500
           Growth Fund     Growth Fund     Growth Fund      Growth Fund    Composite Stock
        (Class A shares) (Class B shares) (Class C shares) (Class T shares)  Price Index *

 11/4/97      9,427          10,000           10,000           9,549           10,000
10/31/98     11,148          11,736           11,736          11,265           12,201
10/31/99     13,337          13,944           13,936          13,451           15,332
10/31/00     14,250          14,784           14,776          14,330           16,264
10/31/01     11,525          11,564           11,856          11,555           12,226








* Source: Lipper Inc.